As filed with the Securities and Exchange Commission on July 25, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CADIZ INC.
(Exact name of registrant as specified in its charter)

Delaware   77-0313235
(State or other jurisdiction of   (IRS Employer
incorporation or organization)   Identification No.)

777 S. Figueroa Street, Suite 4250
Los Angeles, California 90017
(Address of principal executive offices)

2007 Management Equity Incentive Plan
(Full title of the plans)

KEITH BRACKPOOL
Chief Executive Officer
Cadiz Inc.
777 S. Figueroa Street, Suite 4250
Los Angeles, California 90017
(Name and address of agent for service)

(213) 271-1600
(Telephone number, including area code, of agent for service)

Copies of communications to:
HOWARD UNTERBERGER, ESQ.
J. BRAD WIGGINS, ESQ.
TORRIE M. BYERS, ESQ.
Theodora, Oringher, Miller & Richman, P.C.
2029 Century Park East, Sixth Floor
Los Angeles, California 90067
(310) 557-2009

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per unit(2)	offering price(2)	registration fee

Common Stock(1)	1,050,000 shares	$21.97	$23,068,500	$708.21

(1)	These securities are issuable under the Cadiz Inc. 2007 Management Equity Incentive Plan (the "Plan”).

(2)
Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, the offering price and the amount of the fee for these shares were computed based on the average of the high and low prices of the Company's Common Stock as reported by the Nasdaq Global Market for July 20, 2007, which date is within five business days prior to the initial filing date of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Explanatory Note

This registration statement registers shares issuable under the Cadiz Inc. 2007 Management Equity Incentive Plan (the “Plan”).

The prospectus documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), but will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

The shares registered by this registration statement for issuance under the Plan may be resold by the recipients of the shares pursuant to the Reoffer Prospectus that has been prepared in accordance with Instruction C to Form S-8 and included in Part I of this registration statement.

REOFFER PROSPECTUS

1,050,000 Shares of Common Stock

Cadiz Inc.

The shares of common stock, $0.01 par value per share, of Cadiz Inc. (“Cadiz”) covered by this Reoffer Prospectus (the “Shares”) may be offered and sold to the public by selling stockholders of Cadiz named in this Reoffer Prospectus (the "Selling Stockholders"). The Selling Stockholders have acquired the Shares pursuant to the Cadiz 2007 Management Equity Incentive Plan (the “Plan”).

The Selling Stockholders may be deemed to be affiliates of Cadiz and, as such, would be subject to limitations on their ability to sell the Shares outside of this Reoffer Prospectus pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). This Reoffer Prospectus has been prepared to allow for future sales by the Selling Stockholders to the public without limitation.

Our common stock is traded on the Nasdaq Global Market under the symbol "CDZI." On July 20, 2007, the last reported sale price of our common stock on Nasdaq was $22.47.

The Selling Stockholders may sell their Shares directly or indirectly in one or more transactions on the Nasdaq Global Market (formerly the Nasdaq National Market), in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prevailing market prices, or at negotiated prices. The Selling Stockholders may sell Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares or both. See “Plan of Distribution.”

Cadiz will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

___________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.
___________

The Securities and Exchange Commission and state securities commissions have not approved or disapproved these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________

The date of this Reoffer Prospectus is July 25, 2007.

You should rely only on the information contained in this Reoffer Prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this Reoffer Prospectus. The Selling Stockholders are offering to sell Shares and seeking offers to buy Shares only in jurisdictions where offers and sales are permitted. The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of the Shares.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 under the Securities Act with respect to the Shares of common stock offered hereby. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to Cadiz and the Shares offered hereby, reference is made to the registration statement and the exhibits thereto.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Commission. The Registration Statement, including exhibits, and the reports and other information filed by Cadiz can be inspected without charge at the public reference facilities maintained by the Commission at the Commission's principal office at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov. Cadiz shares are traded on the Nasdaq Global Market under the symbol "CDZI."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

(a) our Current Report on Form 8-K dated January 19, 2007, filed on January 22, 2007;

(b) our Current Report on Form 8-K dated February 21, 2007, filed on February 26, 2007;

(c) our Annual Report on Form 10-K for the fiscal year ended on December 31, 2006, filed on March 16, 2007;

(d) our Definitive Proxy Statement on Form 14A for the Annual Meeting of Shareholders on June 15, 2007, filed on April 27, 2007;

(e) our Quarterly Report on From 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007;

(f) our Current Report on Form 8-K dated June 15, 2007, filed on June 29, 2007;

(g) the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by reports on:

•	Form 8-K filed with the SEC on May 26, 1988;

•	Form 8-K filed with the SEC on June 2, 1992;

•	Form 8-K filed with the SEC on May 18, 1999; and

•	Annual Report on Form 10-K for the year ended December 31, 2003, filed on November 2, 2004

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Cadiz will provide without charge to any person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this Reoffer Prospectus). Requests should be directed to O'Donnell Iselin II, Chief Financial Officer, at Cadiz, 777 South Figueroa Street, Suite 4250, Los Angeles, California 90017. Cadiz' telephone number is (213) 271-1600 and its website is located at www.cadizinc.com. Information on the website is not incorporated by reference into this Reoffer Prospectus.

THE COMPANY

Our primary asset consists of three blocks of land in eastern San Bernardino County, California totaling approximately 45,000 acres. Virtually all of this land is underlain by high-quality groundwater resources with demonstrated potential for various applications, including water storage and supply programs and recreational, residential, and agricultural development. Two of the three properties are located in proximity to the Colorado River Aqueduct, the major source of imported water for southern California. The third property is located near the Colorado River.

The value of these assets derives from a combination of projected population increases and limited water supplies throughout southern California. In addition, most of the major population centers in southern California are not located where significant precipitation occurs, requiring the importation of water from other parts of the state. We therefore believe that a competitive advantage exists for companies that can provide high quality, reliable, and affordable water to major population centers.

We expect to be able to use our land assets and related water resources to participate in a broad variety of asset development programs, including water storage and supply, exchange, and conservation programs with public agencies and other parties.

Our principal executive offices are located at 777 S. Figueroa Street, Suite 4250, Los Angeles, California 90401-90017 and our telephone number is (213) 271-1600.

RISK FACTORS

Our business is subject to a number of risks, including those described below.

Our Development Activities Have Not Generated Significant Revenues

At present, our development activities are focused on water resource development at our San Bernardino County properties. We have not received significant revenues from our development activities to date and we do not know when, if ever, we will receive operating revenues from our development activities. As a result, we continue to incur a net loss from operations.

We May Never Generate Significant Revenues Or Become Profitable Unless We Are Able To Successfully Implement Programs To Develop Our Land Assets And Related Water Resources

We do not know the terms, if any, upon which we may be able to proceed with our water and real estate development programs. Regardless of the form of our water development programs, the circumstances under which transfers or storage of water can be made and the profitability of any transfers or storage are subject to significant uncertainties, including hydrologic risks of variable water supplies, risks presented by allocations of water under existing and prospective priorities. Both water and real estate development programs are subject to the risk of adverse changes to or interpretations of U.S. federal, state and local laws, regulations and policies. In addition, as previously disclosed by the Company, certain elected officials have expressed opposition to our water development programs.  Additional risks attendant to such programs include our ability to obtain all necessary regulatory approvals and permits, possible litigation by environmental or other groups, unforeseen technical difficulties, general market conditions for real estate and water supplies, and the time needed to generate significant operating revenues from such programs after operations commence.

Our Failure To Make Timely Payments Of Principal And Interest On Our Indebtedness May Result In A Foreclosure On Our Assets

As of December 31, 2006, we had indebtedness outstanding to our senior secured lenders of approximately $37.3 million. Our assets have been put up as collateral to secure the payment of this debt. If we cannot generate sufficient cash flow to make principal and interest on this indebtedness when due, or if we otherwise fail to comply with the terms of agreements governing our indebtedness, we may default on our obligations. If we default on our obligations, our lenders may sell off the assets that we have put up as collateral. This, in turn, would result in a cessation or sale of our operations.

The Conversion Of Our Outstanding Senior Indebtedness Into Common Stock Would Dilute The Percentage Of Our Common Stock Held By Current Stockholders

Our senior indebtedness is convertible into common stock at the election of our lenders. As of December 31, 2006, our senior indebtedness was convertible into 1,736,518 shares of our common stock, an amount equal to approximately 15.1% of the number of shares of our common stock outstanding as of that date. An election by our lenders to convert all or a portion of our senior secured indebtedness into common stock will dilute the percentage of our common stock held by current stockholders.

The Issuance Of Equity Securities Under Management Equity Incentive Plans Will Impact Earnings

Our compensation programs for management, including the Plan which is the subject of this Reoffer Prospectus, emphasize long-term incentives, primarily through the issuance of equity securities and options to purchase equity securities. It is expected that additional plans involving the issuance of shares, options, or both may be submitted from time to time to our stockholders for approval. The issuance of shares and options under the Plan and, in the event that any such additional plans are approved and implemented, the issuance of shares and options under such additional plans may result in the dilution of the ownership interest of other stockholders and will, under currently applicable accounting rules, result in a charge to earnings based on the value of our common stock at the time of issue and the fair value of options at the time of their award. The expense would be recorded over the vesting period of each stock and option grant.

We May Not Be Able To Obtain The Financing We Need To Implement Our Asset Development Programs.

We may require additional capital to finance our operations until such time as our asset development operations produce revenues. We cannot assure you that our current lenders, or any other lenders, will give us additional credit should we seek it. If we are unable to obtain additional credit, we may engage in further equity financings. Our ability to obtain equity financing will depend, among other things, on the status of our asset development programs and general conditions in the capital markets at the time funding is sought. Any further equity financings would result in the dilution of ownership interests of our current stockholders.

The Sale Of Shares Covered By This Prospectus And Future Sales Of Common Stock Could Reduce The Market Price Of Our Common Stock And Dilute Our Future Earnings Per Share.

The registration for resale of common stock under this prospectus increases the number of outstanding shares of our common stock eligible for resale. The sale, or availability for sale, of these shares, along with other shares which we have previously registered for resale, could cause decreases in the market price of our common stock, particularly in the event that a large number of shares were sold in the public market over a short period of time. Similarly, the perception that additional shares of our common stock could be sold in the public market in the future, could cause a reduction in the trading price of our stock.

We Are Restricted By Contract From Paying Dividends And We Do Not Intend To Pay Dividends In The Foreseeable Future.

Any return on investment on our common stock will depend primarily upon the appreciation in the price of our common stock. To date, we have never paid a cash dividend on our common stock. The loan documents governing our senior secured convertible loan facility prohibit the payment of dividends while such facilities are outstanding. As we have a history of operating losses, we have been unable to date to pay dividends. Even if we post a profit in future years, we currently intend to retain all future earnings for the operation of our business. As a result, we do not anticipate that we will declare any dividends in the foreseeable future.

USE OF PROCEEDS

Cadiz will not receive any proceeds from the sale of shares that may be sold pursuant to this Reoffer Prospectus for the accounts of the respective Selling Stockholders. The Selling Stockholders will receive all such proceeds, net of brokerage commissions, if any. See "Selling Stockholders" and "Plan of Distribution."

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to shares of common stock that have been approved for grant and may be acquired by the named individuals and other participants pursuant to the Plan, subject to meeting vesting and other eligibility requirements. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of Cadiz.

The following table lists, as of July 25, 2007, named individuals who have been designated to receive grants under the Plan and who may become Selling Stockholders. The table also shows the maximum number of Shares that the named individuals may acquire under the Plan and held and offered for sale by each Selling Stockholder. This Reoffer Prospectus will be amended or supplemented in the future to provide, among other things, the names and numbers of shares held and offered for sale by Selling Stockholders who receive grants under the Plan in addition to those named in the following table.

Name	Position in the Company	Number of Shares Owned(1)	Number of Shares to Be Offered(2)	Number of Shares to Be Owned After the Offering(3)

Keith Brackpool	Chief Executive Officer	217,436	600,000	217,426

Richard E. Stoddard	Chief Executive Officer Cadiz Read Estate, LLC subsidiary	178,191	350,000	178,191

Other Participants to be Determined (4)		-	100,000	-

_______________

(1)
Represents shares beneficially owned by the named individuals, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power. Does not include any of the shares to be offered which are subject to this Reoffer Prospectus, all of which are subject to vesting conditions under the Plan that have not yet been satisfied.

(2)
Includes the maximum number of Shares that may be issued to the named Selling Stockholders and others who may become participants under the Plan, subject to the satisfaction of all conditions to issuance and vesting schedules provided in the Plan. All of such Shares are being registered under the registration statement of which this Reoffer Prospectus is a part.

(3)
Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his or her sole discretion.

(4)	Grants may be made to other eligible participants who are selected by the Committee in its discretion.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus will be offered and sold by the Selling Stockholders named in this prospectus, by their donees, or by their other successors in interest. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, other than fees of counsel, if any, retained individually by the Selling Stockholders, and any discounts or commissions payable with respect to sales of the shares.

The Selling Stockholders from time to time may offer and sell the shares in transactions in the Nasdaq Global Market at market prices prevailing at the time of sale. The Selling Stockholders from time to time may also offer and sell the shares in private transactions at negotiated prices. The Selling Stockholders may sell their shares directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation may be in excess of customary commissions.

From time to time, a Selling Stockholder may pledge or grant a security interest in some or all of the shares which the Selling Stockholder owns. If a Selling Stockholder defaults in the performance of the Selling Stockholder’s secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The Selling Stockholders also may transfer and donate shares in other circumstances. Donees may also offer and sell the shares from time to time by this prospectus (except, in some cases, if the donees are broker-dealers or are affiliated with broker-dealers). The number of shares beneficially owned by a Selling Stockholder will decrease as and when a Selling Stockholder donates such stockholder’s shares or defaults in performing obligations secured by such stockholder’s shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the donees, pledgees, other secured parties or other successors in interest will be Selling Stockholders for purposes of this prospectus.

To the extent necessary, we may amend or supplement this Reoffer Prospectus from time to time to describe a specific plan of distribution.

The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of the shares as principals may be deemed to be underwriting compensation under the Securities Act of 1933.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them, including the Shares, in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus. There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereby.

We will pay all expenses of the registration of the shares. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for Cadiz by Theodora, Oringher, Miller & Richman, P.C., Los Angeles, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(a) our Current Report on Form 8-K dated January 19, 2007, filed on January 22, 2007;

(b) our Current Report on Form 8-K dated February 21, 2007, filed on February 26, 2007;

(c) our Annual Report on Form 10-K for the fiscal year ended on December 31, 2006, filed on March 16, 2007;

(d) our Definitive Proxy Statement on Form 14A for the Annual Meeting of Shareholders on June 15, 2007, filed on April 27, 2007;

(e) our Quarterly Report on From 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007;

(f) our Current Report on Form 8-K dated June 15, 2007, filed on June 29, 2007;

(g) the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by reports on:

•	Form 8-K filed with the SEC on May 26, 1988;

•	Form 8-K filed with the SEC on June 2, 1992;

•	Form 8-K filed with the SEC on May 18, 1999; and

•	Annual Report on Form 10-K for the year ended December 31, 2003, filed on November 2, 2004

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits the registrant’s Board of Directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The registrant’s Bylaws provide for mandatory indemnification of directors and officers of the registrant, and those serving at the request of the registrant as directors, officers, employees, or agents of other entities (collectively, “Agents”), to the maximum extent permitted by law. The Bylaws provide that such indemnification (other than in an action by or in the right of the registrant) shall be a contract right between each Agent and the registrant.

The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant has also purchased a liability insurance policy, which insures its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1     Specimen form of stock certificate(1)

4.2     Cadiz Inc. Certificate of Incorporation, as amended(2)

4.3     Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996(3)

4.4     Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998(1)

4.5     Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003(4)

4.6     Certificate of Elimination of Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003(5)

4.7     Certificate of Elimination of Series A Junior Participating Preferred Stock of Cadiz Inc., dated March 25, 2004(6)

4.8     Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated November 30, 2004(7)

4.9     Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30, 2006(8)

4.10   Cadiz Inc. Bylaws, as amended(9)

4.11   Credit Agreement dated June 26, 2006 among Cadiz Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(10)

4.12   Amendment No. 1 to Credit Agreement dated September 29, 2006 among Cadiz Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(11)

4.13   2007 Management Equity Incentive Plan(12)

5.1     Opinion of Theodora, Oringher, Miller & Richman, P.C.

23.1   Consent of Independent Registered Public Accounting Firm

23.2   Consent of Theodora, Oringher, Miller & Richman, P.C. (included in Exhibit 5.1)

(1)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2)	Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 filed on November 2, 2004, and incorporated herein by reference

(6)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 filed on November 2, 2004, and incorporated herein by reference

(7)	Previously filed as an exhibit to our current report on Form 8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(8)	Previously filed as an exhibit to our current report on Form 8-K dated July 6, 2006 and filed on July 6, 2006, and incorporated herein by reference

(9)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(10)	Previously filed as an exhibit to our registration statement on Form S-3 (Registration No. 333-126117) and incorporated herein by reference

(11)	Previously filed as an exhibit to our current report on Form 8-K dated October 4, 2006 and filed October 4, 2006, and incorporated herein by reference

(12)	Previously filed as appendix A to our definitive proxy dated and filed April 27, 2007, and incorporated herein by reference

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) [Intentionally omitted]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 25th day of July, 2007.

CADIZ INC.

By: /s/ Keith Brackpool
       Keith Brackpool
       Chairman of the Board and Chief Executive Officer

KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Keith Brackpool and O'Donnell Iselin II, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Keith Brackpool	Chairman and Chief Executive Officer	July 25, 2007
Keith Brackpool	(Principal Executive, Financial and Accounting Officer)

/s/ O'Donnell Iselin II	Chief Financial Officer	July 25, 2007
O'Donnell Iselin II	(Principal Financial and Accounting Officer)

/s/ Murray H. Hutchison	Director	July 25, 2007
Murray H. Hutchison

/s/ Timothy J. Shaheen	Director	July 25, 2007
Timothy J. Shaheen

/s/ Raymond J. Pacini	Director	July 25, 2007
Raymond J. Pacini

/s/ Stephen J. Duffy	Director	July 25, 2007
Stephen J. Duffy

/s/ Winston Hickox	Director	July 25, 2007
Winston Hickox

/s/ Geoffrey Grant	Director	July 25, 2007
Geoffrey Grant

EXHIBITS INDEX

The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1     Specimen form of stock certificate(1)

4.2     Cadiz Inc. Certificate of Incorporation, as amended(2)

4.3     Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996(3)

4.4     Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998(1)

4.5     Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003(4)

4.6     Certificate of Elimination of Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003(5)

4.7     Certificate of Elimination of Series A Junior Participating Preferred Stock of Cadiz Inc., dated March 25, 2004(6)

4.8     Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated November 30, 2004(7)

4.9     Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30, 2006(8)

4.10   Cadiz Inc. Bylaws, as amended(9)

4.11   Credit Agreement dated June 26, 2006 among Cadiz Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(10)

4.12   Amendment No. 1 to Credit Agreement dated September 29, 2006 among Cadiz Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(11)

4.13   2007 Management Equity Incentive Plan(12)

5.1     Opinion of Theodora, Oringher, Miller & Richman, P.C.

23.1   Consent of Independent Registered Public Accounting Firm

23.2   Consent of Theodora, Oringher, Miller & Richman, P.C. (included in Exhibit 5.1)

(1)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2)	Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 filed on November 2, 2004, and incorporated herein by reference

(6)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 filed on November 2, 2004, and incorporated herein by reference

(7)	Previously filed as an exhibit to our current report on Form 8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(8)	Previously filed as an exhibit to our current report on Form 8-K dated July 6, 2006 and filed on July 6, 2006, and incorporated herein by reference

(9)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(10)	Previously filed as an exhibit to our registration statement on Form S-3 (Registration No. 333-126117) and incorporated herein by reference

(11)	Previously filed as an exhibit to our current report on Form 8-K dated October 4, 2006 and filed October 4, 2006, and incorporated herein by reference

(12)	Previously filed as appendix A to our definitive proxy dated and filed April 27, 2007, and incorporated herein by reference